Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000

                         3.25% Convertible Subordinated
                               Debentures due 2003

                                      and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. The information set forth opposite the name BAPTIST HEALTH, in the table of Selling Securityholders on page 15 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                          172,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                       4,696
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

2. The information set forth opposite the name BOSTON MUSEUM OF FINE ART, in the table of Selling Securityholders on page 15 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                           85,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------

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         Number of Conversion Shares                                       2,320
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

3. The information set forth opposite the name DUNHAM & ASSOC. FUND III, in the table of Selling Securityholders on page 15 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                          129,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                       3,522
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

4. The information set forth opposite the name ENGINEERS JOINT PENSION FUND, in the table of Selling Securityholders on page 15 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                          297,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                       8,109
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

5. The information set forth opposite the name NICHOLAS APPLEGATE INCOME & GROWTH, in the table of Selling Securityholders on page 17 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                        3,060,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                      83,549
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

6. The information set forth opposite the name SAN DIEGO CITY RETIREMENT, in the table of Selling Securityholders on page 17 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                          845,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                      23,071
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

7.       The   information   set  forth  opposite  the  name  SAN  DIEGO  COUNTY
         CONVERTIBLE, in the table of Selling Securityholders on page 17 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                        2,605,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                      71,126
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------


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

8. The information set forth opposite the name WAKE FOREST UNIVERSITY, in the table of Selling Securityholders on page 18 is amended as follows:

         Principal Amount of Debentures Beneficially
         Owned That May be Sold                                          666,000
         ----------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                      18,184
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------



         The date of this Prospectus Supplement is August 4, 1998.


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